Exhibit 15.2

CONSENT OF INDEPENDENCE REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report of independent registered public accounting firm auditors dated March 13, 2008 relating to the financial statements of Keddem Bio-Science Ltd. as of December 31, 2007 and for the year then ended in annual report, on Form 20-F of Compugen Ltd. for the year ended December 31,2009.

This consent is not to approve any inclusion of Keddem Bio-Science Ltd. audited financial statements in Compugen Ltd. Form 20-F.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel
March 7, 2010